                                                                  Exhibit 10.508

                             OPTION AGREEMENT

     Agreement made as of the 30th day of December, 1986, by and between Cetus Corporation ("Cetus") and the limited partner of Cetus Healthcare Limited Partnership II, a California limited partnership (the "Partnership") listed on Schedule 1 hereto (the "Limited Partner").

                                 RECITALS

     A. The Partnership desires to enter into a Technology License Agreement with Cetus. In order to induce Cetus to enter into the Technology License Agreement with the Partnership, the Limited Partner is willing to enter into this Agreement with Cetus.

     B. Option agreements (the "Option Agreements") are being executed by the other limited partners of the Partnership admitted to the Partnership on the date hereof and have been or will be executed by all limited partners of the Partnership.

     NOW, THEREFORE, the parties agree as follows:

1.   GRANT OF OPTION.

     The Limited Partner hereby grants to Cetus an irrevocable option (the "Purchase Option") to purchase all of the Limited Partner's interest in the Partnership.

2.   TIME FOR EXERCISE.

     The Purchase Option may be exercised at any time during the period commencing on December 15, 1990 and expiring at the close of business on January 15, 1991. Cetus may exercise the


-------------------
* To be dated by the General Partner on and as of the date on which the Limited Partner purchases the limited partnership interests covered by this Agreement.

Purchase Option under this Agreement only if it exercises all of its purchase options granted by all other limited partners of the Partnership under the other Option Agreements.

3.  MANNER OF EXERCISE.

    Cetus may exercise the Purchase Option only by delivery to Cetus Development Corporation (the "General Partner") or any successor general partner of the Partnership, who is hereby authorized by the Limited Partner to accept such delivery on its behalf, of (i) a notice of exercise and (ii) two copies of an executed Purchase Agreement, dated as of the date of the notice of exercise, and substantially in the form attached hereto as Exhibit A or Exhibit B. The Purchase Agreement shall be in the form of Exhibit A if, pursuant to his election form to be sent by Cetus to the Limited Partner in 1987, the Limited Partner has elected a cash only lump sum payment upon exercise of the Purchase Option. The Purchase Agreement shall be in the form of Exhibit B if, pursuant to his election form to be sent by Cetus to the Limited Partner in 1987, the Limited Partner (or his predecessor) has elected an all stock or part cash/part stock lump sum payment upon exercise of the Purchase Option. The undersigned acknowledges that he will be required to complete an election form with respect to the nature of the lump sum Purchase Option payment and the undersigned agrees and acknowledges that if he does not properly make such election within the proper time period he will be deemed to have selected the all cash option. In either case, Cetus shall have completed Sections 3.2(a)(i), 3.2(a)(ii)(y), 3.2(b)(i) and

3.2(b)(ii)(y) in accordance with Schedule 2 attached hereto. The General Partner shall forward two copies of the Purchase Agreement to the Limited Partner, at the Limited Partner's address set forth in the Partnership's records, requesting that the Limited Partner execute both copies and return one original to Cetus. Upon the delivery of the executed Purchase Agreement by Cetus to the General Partner, the Purchase Agreement automatically will be effective, without the necessity of any action on the part of the General Partner or the Limited Partner or any further action on the part of Cetus; provided, however, that Cetus shall not be obligated to pay to the Limited Partner any amounts under the Purchase Agreement until Cetus shall have received from the Limited Partner a Purchase Agreement executed by the Limited Partner.

4. COVENANTS OF CETUS.

     Cetus covenants and agrees with the Limited Partner as follows:

          (a) Cetus shall, at all times until the exercise or other termination of the Purchase Option, reserve for issuance and delivery upon exercise of this Purchase Option, the number of shares of Common Stock, if any, (the "Shares") as shall be required for issuance and delivery upon exercise of this Purchase Option;

          (b) Cetus has filed with the Securities and Exchange Commission (the "SEC") a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the Shares, and shall prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until after the exercise of the Purchase Option;

          (c) Cetus shall register or qualify the Shares under the securities or Blue Sky laws of each jurisdiction in which such registration or qualification is necessary in connection with the issuance and delivery of the Shares upon exercise of the Purchase Option;

          (d) Cetus shall pay all expenses incurred by Cetus in complying with this Section 4, including, without limitation, (i) registration and filing fees, (ii) printing expenses, (iii) fees and disbursements of counsel and independent public accountants for Cetus, (iv) Blue Sky fees and expenses (including fees and expenses of counsel in connection with any Blue Sky surveys), and (v) the cost of any special audits incident to or required by any such registration; and

          (e) If the Common Stock is listed on a national securities exchange, Cetus shall list the Shares on such exchange, in compliance with the rules thereof, upon official notice of issuance thereof.

5.   NO CONFLICT.

     Each party agrees that it will not enter into any agreement, arrangement or understanding that conflicts, or could conflict, with the rights of the other party hereunder.

6.   COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute this Agreement.

7. GOVERNING LAW; CHOICE OF FORUM.

     This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to residents of that state entering into contracts wholly to be performed in that state. The parties agree that any dispute arising in connection with this Agreement shall be resolved in the state or federal courts located in San Francisco, California.

8.   VALIDITY OF PROVISIONS, SEVERABILITY.

     If any provision of this Agreement is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, (i) such provision will be deemed amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable unless it cannot be so amended without materially altering the intention of the parties, in which event it will be stricken,
(ii) the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction, and (iii) the remainder of this Agreement will remain in full force and effect.

9.   AMENDMENTS.

     No amendment, modification or addition hereto shall be effective or binding unless set forth in a writing and executed by a duly authorized representative of the party against whom such change is asserted.

10.  HEADINGS.

     The section headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

11.  ASSIGNMENT.

     Cetus may not assign its rights and obligations hereunder without the prior written consent of a majority in interest of the limited partners of the Partnership, which consent may not be unreasonably withheld; provided, however, that Cetus may assign such rights and obligations hereunder to a person or entity (i) which controls, is controlled by or is under common control with Cetus, (ii) with which Cetus is merged or consolidated or which purchases all or substantially all of the assets of Cetus or (iii) which purchases or licenses all or substantially all of Cetus' rights to the Products (as defined in the Purchase Agreement) in Europe, and, in either case, which assumes in writing Cetus' obligations hereunder. Any consent of a majority in interest of the limited partners shall be binding on the Limited Partner, whether or not the Limited Partner in fact consented. For purposes of this Section 11, "control" shall mean ownership of more than 50 percent of the shares of stock entitled to vote for the election of directors in the case of a corporation, and more than 50 percent of the beneficial interest in the case of a business entity other than a corporation; and "a majority in interest of the limited partners" shall mean limited partners of the Partnership who made
(or whose predecessors made) cash contributions to the Partnership of more than 50 percent of the cash contributions to the Partnership of all limited partners, excluding, for this purpose, the General Partner or Cetus to the extent that either of them is a limited partner.

12.  BINDING ON SUCCESSORS.

          This Agreement shall be binding on, and shall inure to the benefit of, all successors and assigns of the parties, including, without limitation, in the case of Cetus, any person or entity which acquires all or substantially all of the assets of Cetus.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                             CETUS CORPORATION

                                             /s/ Michael S. Ostrach
                                             --------------------------------
                                                 Michael S. Ostrach
                                                 Senior Vice President


                                             --------------------------------
                                                    (Limited Partner)

                            SCHEDULE 1

                                               Number of $4,566.50
     Name and Address of                         Limited Partnership
       Limited Partner*                        Interests to be Purchased*
     -------------------                       --------------------------

















----------
* The name, address and number of limited partnership interests (expressed in units of $4,566.50) owned by each Limited Partner will be listed on Schedule A to that Limited Partner's Option Agreement and attached to that Limited Partner's Purchase Agreement.

                                SCHEDULE 2

The payment rates to be added by Cetus to the Purchase Agreement as described in Section 3 will be computed by Cetus in accordance with the following formulae:

1.   If there are six Planned Products:

     Payment Rate = 8 + (a/25,000,000 x 4)

     where "a" equals (i) "Gross Proceeds" minus (ii) $75,000,000.

2.   If there are five Planned Products:

     Payment Rate = 4.5 + (b/25,000,000 x 3.1)

     where "b" equals (i) "Gross Proceeds" minus (ii) $50,000,000.

----------
* For this purpose, "Gross Proceeds" means the gross proceeds (before any expenses) to Cetus Corporation and the Partnership from the Offering described in the Prospectus of the Partnership and Cetus dated ______, 1986.

                                                              EXHIBIT A TO
                                                            OPTION AGREEMENT
                                                               (CASH ONLY)

                              PURCHASE AGREEMENT

     AGREEMENT made as of the____*____ day of____ *____,199_, by and between Cetus Corporation ("Cetus") and the limited partner of Cetus Healthcare Limited Partnership II, a California limited partnership (the "Partnership") listed on Schedule A hereto (the "Limited Partner").

                                  RECITALS

     A. Pursuant to an Option Agreement, the Limited Partner has granted to Cetus an option (the "Purchase Option") to purchase the Limited Partner's interest in the Partnership.

     B. In accordance with the Option Agreement, Cetus has exercised the Purchase Option and the parties are to execute this Agreement.

     NOW, THEREFORE, the parties agree as follows:

1. DEFINITIONS.

     1.1 "Affiliate" shall mean a corporation or any other business entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the designated party. "Control" shall mean ownership of more than 50 percent of the shares entitled to vote for the election of directors in the case of a corporation and more than 50 percent of the beneficial interests in the case of a business entity other than a corporation.


---------------
*  To be dated in accordance with Section 3 of the Option Agreement.

     1.2 "Closing Date" shall mean the date on which the Limited Partner actually purchased his or her interest in the Partnership pursuant to a closing.

     1.3 "Combination Product" shall mean a product for the prevention, treatment or mitigation of disease in humans that incorporates any Product with one or more other human therapeutic products that is not a Product.

     1.4 "Development Contract" shall mean the Development and Clinical Agreement between Cetus and the Partnership dated as of December 1, 1986.

     1.5 "Development Costs" shall mean Cetus' direct and indirect costs, as described on Schedule B, incurred in the development of Products under the Development Contract and, in the case of Substituted Products, after termination of the Development Contract.

     1.6 "Excess Cash" shall mean all cash remaining in the Partnership on the date the Purchase Option is exercised, less reserves for repayment of any Partnership indebtedness and expenses incurred before the date the Purchase Option is exercised.

     1.7  "Europe" shall mean the countries listed on Schedule C hereto.

     1.8 "Interest" shall mean an interest in the Partnership originally purchased for $4,566.50 (or $3653.20 in the case of an Individual Retirement Account).

     1.9 "Limited Partner's Fraction" shall mean a fraction, the numerator of which is the original purchase price paid to the

Partnership for the Interests owned by the Limited Partner immediately before the exercise of the Purchase Option, and the denominator of which is the total original purchase price paid to the Partnership for the Interests owned by all Limited Partners immediately before the exercise of any purchase option granted by any Limited Partners.

     1.10 "Limited Partners" shall mean all of the limited partners of the Partnership.

     1.11 "Majority in Interest" means Limited Partners holding Interests, for which the original purchase price paid to the Partnership exceeded 50% of the total original purchase price paid to the Partnership for the Interests held by all Limited Partners on the date the Purchase Option is exercised, excluding the General Partner of the Partnership or Cetus to the extent either or both of them holds Interests on that date.

     1.12 "Major Market Country" shall mean any one of France, Italy, the United Kingdom and West Germany.

     1.13 "Marketing Agreement" shall mean the Manufacturing and Marketing Agreement between Cetus and the Partnership dated as of December 1, 1986.

     1.14 "Net Sales" shall mean the commercial sales in Europe after the date of this Agreement to independent, unrelated parties in bona fide arm's-length transactions, less the following deductions: (i) trade and/or quantity discounts actually allowed and taken in such amounts as are customary in the trade; (ii) commissions paid or allowed to independent brokers and agents;

(iii) sales and other excise taxes and duties paid, absorbed or allowed; (iv) license, sublicense or distribution fees payable to third parties (other than to Cetus or Cetus Healthcare Limited Partnership or its partners or any payments to the Limited Partners); (v) amounts billed to cover transportation costs; (vi) three percent of the total amounts invoiced to cover transportation charges, if any such charges are not separately billed; and
(vii) amounts repaid or credited by reason of rejections, defects or returns or because of retroactive price reductions and allowances for bad debts. Any deduction which could fall within more than one of the above clauses of this
Section 1.14 shall only be counted in one such clause.

     1.15 "Other Income" shall mean (i) periodic payments received by Cetus or any of its Affiliates under any license or sublicense for the sale of any Product in Europe, (ii) front-end fees, distribution fees, prepaid royalties and similar one-time, infrequent or special payments received by Cetus or any of its Affiliates for the sale of a Product in Europe and (iii) Cetus' and its Affiliates' profits arising from any joint venture between Cetus or one of its Affiliates and one or more third parties for the sale of Products in Europe by such third party or joint venture or from any agreement under which Cetus or one of its Affiliates manufactures Products for sale in Europe by a third party at a price in excess of Cetus' or such Affiliates' actual fully burdened manufacturing costs of such Products determined in a manner consistent with generally accepted accounting principles and Cetus' then-current accounting policies. Other Income shall not include any amounts, if any, payable to any third party who is not an Affiliate of Cetus, with respect to any sublicensing or joint venture arrangement involving the Products. Any payment to Cetus or any of its Affiliates which falls within the definition of Other Income shall only be counted as Other Income one time, even if it could, by definition, fall within more than one clause of this Section 1.15. Any payment included in Net Sales shall not be included in Other Income.

     1.16 "Partnership Funds" shall mean the amounts paid by the Partnership to Cetus under the Development Contract.

     1.17 "Planned Product" shall mean one of the products listed and described on Schedule D hereto.

     1.18 "Product" shall mean a Planned Product or a Substitute Product.

     1.19 "Substitute Product" shall mean a product substituted for a Planned Product in accordance with Section 3.4(b) of the Development Contract and listed and described by the General Partner as a Substitute Product on Schedule E.

2. PURCHASE AND SALE OF PARTNERSHIP INTEREST.

     Cetus hereby purchases, and the Limited Partner hereby sells to Cetus, all of the Limited Partner's Interests in the Partnership.

3. PURCHASE PRICE; PAYMENT.

     The purchase price for the Limited Partner's interest shall be as follows:

     3.1 LUMP SUM PAYMENT. A lump sum payment, which shall be paid in all cash as follows: A total of $2,250 for each Interest owned by the Limited Partner immediately prior to the exercise of the Purchase Option, payable upon receipt by Cetus from the Limited Partner of an original of this Agreement executed by the Limited Partner. Such payment shall be credited against all payments due, or that may become due, under the remainder of this Agreement until the full amount of such payment has been so credited; provided, however, that the total credit taken under this Section 3.1 for any calendar quarter shall not exceed 18 percent of the payments otherwise due under this Agreement (before taking account of any credits taken or allowed under this Agreement) for such quarter.

     3.2 ADDITIONAL PAYMENTS. The Limited Partner's Fraction of the following payments:

          (a)  PLANNED PRODUCTS.

               (i) ________(1) percent of the Net Sales of the Products by Cetus and its Affiliates from and after the date of this Agreement; and

               (ii) on a Planned Product-by-Planned Product basis, and to the extent not included in clause (i) above, the lesser of (x) 50 percent of any Other Income received by Cetus and its Affiliates in respect of the Planned Product from and after the date of this Agreement and (y) ________(1) percent of the Net Sales of the Product by any party other than Cetus or its Affiliates.



---------------
(1) To be completed by Cetus in accordance with Schedule 2 to the Option Agreement.

               (b) SUBSTITUTE PRODUCTS. A payment equal to the product of the percentage set forth below, multiplied by a fraction, the numerator of which is the total Partnership Funds paid under the Development Contract with respect to the Substitute Product and the Planned Product for which the Substitute Product was substituted under the Development Contract (and any intervening Substitute Product), and the denominator of which is the total Partnership Funds paid under the Development Contract with respect to the Planned Product for which the Substitute Product was substituted and any intervening Substitute Product plus 40 percent of the total funds spent on the Substitute Product (and any intervening Substitute Product) through regulatory and pricing approval in a Major Market Country, in each case through the period for which the payments are being calculated.

                   (i) __________(2) percent of the Net Sales by Cetus and its Affiliates of the Substitute Products from and after the date of this Agreement; and

                   (ii) on a Substitute Product by Substitute Product basis and to the extent not included in clause (i) above, the lesser of (x)
50 percent of any Other Income received by Cetus and its Affiliates in respect of the Substitute Product from and after the date of this Agreement and (y) _________(2) percent of the Net Sales of the Product by any party other than Cetus or its Affiliates.

------------------
(2) To be completed by Cetus in accordance with Schedule 2 to the Option Agreement.

               (c) OTHER PAYMENTS. Cetus shall also pay to the Limited Partner, at the same time as otherwise would have been payable under the Marketing Agreement in respect of activities up to the date on which the Purchase Option was exercised, an amount equal to the Limited Partner's Fraction of (i) amounts that were due (and unpaid) on the date the Purchase Option was exercised or which thereafter became due to the Partnership under the Marketing Agreement, and (ii) any Excess Cash.

     3.3 DESIGNATED PAYMENTS. Notwithstanding anything else contained in this Agreement, the Limited Partner shall not be entitled to any of the types of payments described in Section 3.2 to the extent that such payments are designated and used on or after the payment date for research, development, testing or obtaining regulatory approvals of any Product.

     3.4 CERTAIN UNITED STATES PAYMENTS. Notwithstanding the provisions of
Section 3.2, but subject to Section 3.3, beginning on the date set forth on Schedule F opposite each Planned Product, payments shall be made to the Limited Partner with respect to such Planned Product in an amount equal to the Limited Partner's Fraction of two percent of net sales (defined as in Section 1.14 without reference to Europe) of the Planned Product by Cetus and its Affiliates in the United States. Notwithstanding any other provision of this Agreement, the payments described in this Section 3.4 shall be made until such time as the Limited Partner has received, in the aggregate, payments from the Partnership and Cetus totalling $5,000 per Interest. Thereafter, no payments shall be due under this Section 3.4 and Cetus shall be entitled to a credit in accordance with Section 3.6(a).

     3.5 COMBINATION PRODUCTS. Notwithstanding Sections 3.2 and 3.4, if any Product on which payment is due hereunder is part of a Combination Product, the amounts due hereunder to the Limited Partner in respect of the Combination Product shall be prorated on the basis of the relative values of the various component products of the Combination Product, in each case taking into consideration, without limitation, relative cost of goods, relative sales prices if the components were sold separately, incremental therapeutic value of each component, relative prices of products competitive with the various components and relative profit margins of the various components if sold separately. If a Majority in Interest of the Limited Partners disagree with any proration by Cetus, the matter shall be submitted to arbitration in accordance with Section 9 hereof.

     3.6  CREDITS AGAINST PAYMENTS DUE.

          (a) Beginning on the date on which no further payments are due under Section 3.4, Cetus shall be entitled to a credit against all payments thereafter due under this Agreement, until the full amount paid under Section
3.4 and the Limited Partner's Fraction of any amounts paid under Section 6 of the Marketing Agreement (to the extent such amounts have not been paid to Cetus under Section 5.2(a) of the Marketing Agreement) has been so credited; provided, however, that the total credit taken under this Section 3.6(a) in any calendar quarter shall not exceed ten percent of the payments otherwise due under this Agreement (before taking account of any credits taken or allowed under this Agreement) for such quarter.

          (b) To the extent that Cetus funds any cost overruns under Section
5.2 of the Development Contract for which it has not been paid in accordance with Section 5.2(b) of the Marketing Agreement, Cetus shall be entitled to a credit against amounts otherwise due under this Agreement in an amount equal to the Limited Partner's Fraction multiplied by 40 percent of such Cetus-funded cost overruns, until the Limited Partner's Fraction of 40 percent of such Cetus-funded cost overruns has been credited in full.

          (c) Notwithstanding the foregoing, the total credit taken by Cetus in respect of any calendar quarter under Sections 3.6(a) and (b) and Section
3.1 shall not exceed 25 percent of the amounts otherwise payable to the Limited Partner for such calendar quarter (before taking account of any credits taken under this Agreement). Any excess shall be carried over from quarter to quarter until such excess has been credited in full in accordance with this Section 3.6(c).

     3.7 INTEREST. The parties agree that a portion of each payment received under Sections 3.2(a) and (b) and Section 3.4 shall be interest at the minimum applicable statutory rate necessary to avoid imputed interest or original issue discount for federal income tax purposes.

     3.8 REDUCTION IN PAYMENT RATES. Notwithstanding any other provision of this Section 3, if and when the aggregate of all payments to the Limited Partner (and his assignees) made under this Agreement and as distributions from the Partnership equal $10,000 for each Interest sold to Cetus hereunder, the payment rates under Section 3.2(a)(i), Section 3.2(a)(ii)(y), Section 3.2(b)(i) and Section 3.2(b)(ii)(y) shall be reduced by 25 percent; and if and when the aggregate of all payments to the Limited Partner (and his assignees) made under this Agreement and as distributions from the Partnership equal $20,000 for each Interest sold to Cetus hereunder, the then-applicable payment rates under the sections described above shall be reduced to 50 percent of the original payment rates under those sections. This Section 3.8 will not apply if less than $68,497,500 in Interests was sold by the Partnership.

4. TERM OF PAYMENTS.

     The obligation to make payments under this Agreement in respect of any Product in any country shall continue with respect to Net Sales made and Other Income received through December 31, 2005.

5. ACCOUNTING.

     Within 90 days after the close of each calendar quarter during the term of this Agreement, Cetus shall render an accounting to the Limited Partner with respect to all payments due and all credits taken for such quarter. Such report shall indicate for such calendar quarter the amount of Net Sales and Other Income in respect of each Product on which payments are due hereunder; provided, however, that if Cetus shall not have received from any licensee or sublicensee a report of such sales, then such sales may be included in the next quarterly report. In addition, Cetus will provide the Limited Partner with a brief summary of the manner in which payments have been prorated under
Section 3.5. In case no payment is due for any calendar quarter, Cetus shall so report. Cetus shall keep accurate records in sufficient detail to enable the payments due hereunder to be determined.

6. TIME AND CURRENCY OF PAYMENT.

     6.1 PAYMENTS. Payments shown by each calendar quarter report to have accrued shall be due and payable on the date such report is due and shall be paid in United States dollars. Any and all taxes due or payable on such payments or with respect to the remittance thereof, and required by law to be withheld and paid by Cetus, shall be deducted from such payments and shall be paid by Cetus to the proper taxing authorities; provided, however, that any withholding taxes required to be withheld and paid in any European country shall be the sole responsibility of, and shall be paid by, Cetus and shall not be deducted from amounts otherwise due. The rate of exchange to be used in computing the amount of the United States dollars due in satisfaction of payment obligations with respect to foreign countries shall be the rate normally used by Cetus under generally accepted accounting principles. Settlement of payment obligations shall be made by check.

     6.2 LATE PAYMENTS. Any payments due hereunder that are not made when due shall bear interest at the lesser of ten percent per annum or the maximum rate as may be allowed by law.

7. PATENT INFRINGEMENT.

     7.1 INFRINGEMENT BY THIRD PARTIES. If a third party infringes any European patent covering any Product, Cetus shall have the sole right, at its own expense, to bring legal action to restrain such infringement and for damages. The parties hereto shall share in any recovery from any such action in respect of infringement of European patents as follows: (i) first, 100 percent to Cetus to the extent of its costs and expenses (including any expenses incurred in connection with such action during the term of the Marketing Agreement and not paid by the Partnership thereunder), including attorneys' fees, of such portions of the action as relate to European patents and (ii) thereafter, to the Limited Partner in an amount equal to the Limited Partner's Fraction of the remainder of such recovery multiplied by the payment rate then in effect with respect to Cetus' Net Sales of Products. The remainder shall belong to Cetus.

     7.2 INFRINGEMENT BY CETUS. During the term of this Agreement, Cetus will defend any suit, action or proceeding against Cetus alleging that the manufacture, use or sale of any Product in Europe infringes any European patent of a third party. Cetus shall pay all (i) the expenses (including attorneys' fees and costs) incurred by Cetus in connection with any such suit, action or proceeding, (ii) all damages and costs awarded against Cetus as the result of any such suit, action or proceeding and (iii) the amount of any settlement of any such suit, action or proceeding. To the extent that Cetus incurs any costs or expenses or makes any such payments under this Section 7.2, the Limited Partner's Fraction of one-half of such costs and expenses shall be credited against payments otherwise due to the Limited Partner under this Agreement. In addition, to the extent that Cetus incurs any costs and expenses under Section 11.2 of the Marketing Agreement which may be but, have not been, repaid to Cetus thereunder as of the date of this Agreement, the Limited Partner's Fraction of such remaining uncredited costs and expenses shall be credited hereunder. The foregoing credits together may not exceed, in the aggregate, 15 percent of amounts otherwise due under this Agreement for any quarter (before taking account of any credits taken or allowed under this Agreement), and any excess shall be carried over from quarter to quarter until fully credited. Any credits taken under this Section 7.2 shall not be subject to or included in the provisions of Section 3.6(c).

8. EFFECTIVE DATE AND TERM.

     This Agreement will become effective on the day and year first above written in accordance with Section 3 of the Option Agreement and shall remain in full force and effect until December 31, 2005.

9. ARBITRATION.

     9.1 DISPUTES. If any dispute arises out of this Agreement, the parties will endeavor to settle such dispute amicably. The

Limited Partner acknowledges that this Agreement is substantially similar to the agreements between Cetus and the other limited partners of the Partnership. The Limited Partner agrees that if any dispute arises under this Agreement, the Limited Partner will confer with the other Limited Partners and will agree to settle such dispute in such manner as may be agreed to by a Majority in Interest of the Limited Partners. The Limited Partner agrees to be bound by any such settlement.

     9.2 ARBITRATION. If the parties shall fail to settle any dispute in accordance with Section 9.1, such dispute shall be finally settled by arbitration conducted in San Francisco, California in accordance with the then existing rules of the American Arbitration Association, subject to
Section 9.3, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the case of any such arbitration, a representative (the "Representative") shall be appointed by a Majority in Interest of the Limited Partners. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in Section 10 shall be valid and sufficient.

     9.3 ARBITRATORS. In any arbitration pursuant to Section 9.1, the award shall be rendered by a majority of the members of a board of arbitration consisting of three members, all of whom will be appointed by Cetus and the Representative jointly or, if Cetus and the Representative cannot agree as to three arbitrators within 30 days after commencement of the arbitration proceeding, one arbitrator shall be appointed by each of them within 45 days after the commencement of the arbitration proceeding, and the third shall be appointed by mutual agreement of the two appointed arbitrators. In the event of failure of said two arbitrators to agree upon the third arbitrator within 75 days after commencement of the arbitration proceeding, the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. Notwithstanding the foregoing, if Cetus or the Representative shall fail to appoint an arbitrator within the specified time period, such arbitrator as well as the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. For the purposes of this Section 9.3 the "commencement of the arbitration proceeding" shall be deemed to be the date upon which a written demand for arbitration is received by one party from the other. The decision of the Representative shall be final and binding on each Limited Partner.

10.  NOTICES.

     Any notice, payment or other communication required or permitted to be given hereunder shall be given in writing and shall be delivered by hand or by registered or certified mail, postage prepaid and return receipt requested, addressed to the Limited Partner at the address set forth on Schedule A hereto and to Cetus at the address set forth below, or such other address as may be designated by either party by notice pursuant to this
Section 10.

If to Cetus:  Cetus Corporation
              1400 Fifty-Third Street
              Emeryville, California 94608
              Attention: President

Any notice given in conformity with this Section 10 shall be deemed to be effective when received by the addressee, if delivered by hand, and five days after mailing, if mailed. The Limited Partner will notify Cetus in writing of any change of address of the Limited Partner, and Cetus shall be entitled to rely on the last address so given in making payments hereunder.

11.  COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute this Agreement.

12.  GOVERNING LAW; CHOICE OF FORUM.

     This Agreement shall be governed by and construed in accordance with the laws of the state of California as applied between residents of that state entering into contracts wholly to be performed in that state. The parties agree that any dispute arising in connection with this Agreement shall be resolved in the state or federal courts located in San Francisco, California.

13.  VALIDITY OF PROVISIONS, SEVERABILITY.

     If any provision of this Agreement is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, (a) such provision will be deemed amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable unless it cannot be so amended without materially altering the intention of the parties, in which event it will be stricken,
(b) the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction, and (c) the remainder of this Agreement will remain in full force and effect.

14.  AMENDMENTS.

     No amendment, modification or addition hereto shall be effective or binding unless set forth in writing and executed by a duly authorized representative of each party.

15.  ASSIGNMENT.

     Cetus may not assign its rights hereunder without the prior written consent of a Majority in Interest of the Limited Partners, which consent shall not be unreasonably withheld, except to a person or entity (i) with which Cetus is merged or consolidated or which purchases all or substantially all of its assets or (ii) which purchases or licenses all or substantially all of Cetus' rights to the Products in Europe, and, in either case, which assumes in writing all of Cetus' obligations hereunder. Any consent of a Majority in Interest of the Limited Partners shall be binding on the Limited Partner, whether or not the Limited Partner in fact consented.

16.  BINDING ON SUCCESSORS.

     This Agreement shall be binding on, and shall inure to the benefit of, all successors and assigns of the parties, including, without limitation, in the case of Cetus, any person or entity which acquires substantially all of the assets of Cetus.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                       CETUS CORPORATION

                                       By:
                                           --------------------------------
                                           Vice President


                                           --------------------------------
                                           (Limited Partner)

                                  SCHEDULE A


     LIMITED PARTNER                               NUMBER (AND PURCHASE
     NAME AND ADDRESS                              PRICE) OF INTERESTS









                                SCHEDULE B

     Development costs mean all direct and indirect costs incurred by Contractor in performing under this Agreement as determined in accordance with generally accepted accounting principles and accounting policies of Contractor applied on a consistent basis.

     Such costs will include without limitation:

          (i)  Salaries and wages

         (ii)  Employee benefits

               -- Medical insurance

               -- Payroll taxes

               -- Incentives

        (iii)  Personnel expenses

               -- Travel

               -- Professional development

               -- Recruitment and relocation

         (iv)  Consultants, collaboration, honorarium and donation expenses

          (v)  Outside purchased services

         (vi)  Supplies

               -- Laboratory supplies

               -- Chemicals

               -- Glassware

               -- Office supplies

        (vii)  Regulatory and clinical costs in the United States and Europe

       (viii)  Licensing costs

         (ix)  Facilities and equipment related expenses

          (x)  Data processing costs

         (xi)  Insurance

        (xii)  Depreciation and amortization of capital and intangible assets

       (xiii)  Patent and patent application costs (excluding patent litigation)

        (xiv)  Sales and use taxes

         (xv)  Periodic lease payments

In determining costs allocable to this Agreement, the Contractor will employ the following accounting policies:

          (i) Direct research and development program charges are any costs charged directly to the Product Development Programs. Labor and benefits are charged based on the actual time spent by an employee working on the program. Other direct expenses are charged to programs as incurred.

         (ii) Direct and indirect manufacturing costs of producing material and clinical samples utilized in the Product Development Programs are charged based on utilization of the production facilities.

        (iii) Indirect program charges are costs allocated to the Product Development Programs through an overhead rate applied to direct labor dollars consistent with Contractor's operations. Such indirect charges are costs not directly charged to a research and development program or directly to manufacturing costs.

                                SCHEDULE C

                                  EUROPE

Andorra
Austria
Belgium
Denmark
Finland
France
Gibraltar
Greece
Iceland
Ireland
Italy
Liechtenstein
Luxembourg
Malta
Monaco
Netherlands
Norway
Portugal
San Marino
Spain
Sweden
Switzerland
United Kingdom
West Germany

                                     SCHEDULE D
                                  Planned Products

Interleukin-2 (IL-2)
Tumor Necrosis Factor (TNF)
Breast Cancer Immunotoxin (IMT-B)
Ovarian Cancer Immunotoxin (IMT-O)
Colony Stimulating Factor-1 (CSF-1)
Human Monoclonal Antibodies (HME) *____
   Against Endotoxins

     "IL-2" shall mean any protein, whether or not glycosylated, with the amino acid sequence set forth in Figure 15b of U.S. Patent #4,518,584 entitled "Human Recombinant Interleukin-2 Muteins" and granted May 21, 1985, to
D. Mark, ET AL., and any fragment or amino terminal or carboxy terminal variant of such protein, and any protein Homologous to any such protein, variant or fragment, and any polypeptide construct derived from and including a portion of the amino acid sequence above that is developed in the course of work on such sequence, provided that such protein, variant, fragment, Homologous protein or construct has T-cell growth and immunostimulatory activity. Chemical modifications of any such protein, fragment, variant, Homologous protein or construct are specifically included in the definition, provided they have T-cell growth and immunostimulatory activity. For the purpose of this definition, a substance that has "T-cell growth and immunostimulatory activity" shall mean a substance that (a) stimulates proliferation of antigen or mitogen stimulated T-cells, (b) activates mononuclear cells to kill natural killer cell-resistant human tumor cell lines, and (c) augments natural killer cell activity.

     "CSF-l" shall mean any protein, whether or not glycosylated, with the deduced amino acid sequence set forth in Figure 5 on page 295 of the article "Molecular Cloning of a Complementary DNA Encoding Human Macrophage-Specific Colony-Stimulating Factor (CSF-1)," by Kawasaki, ET AL., SCIENCE, Vol. 230 (October 18, 1985), and any fragment or amino terminal or carboxy terminal variant of such protein, and any protein Homologous to any such protein, variant or fragment, and any polypeptide construct derived from and including a portion of the amino acid sequence above that is developed in the course of work on such sequence, provided that such protein, variant, fragment, Homologous protein or construct has proliferative and differentiation activity. Chemical modifications of any such protein, fragment, variant, Homologous protein or construct are specifically included in the definition, provided they have proliferative and differentiation activity. For the purpose of this definition, a substance that has "proliferative and differentiation activity" shall mean a substance that (a)

-------------------------
* This product will be included only if 15,000 or more Units are sold pursuant to the Prospectus.

stimulates the growth and differentiation of mononuclear phagocytes from undifferentiated bone marrow progenitor cells, and (b) increases production of alpha or beta interferon, tumor necrosis factor or myeloid colony stimulating activity from incubated human blood monocytes.

     "TNF" shall mean any protein, whether or not glycosylated, with the amino acid sequence set forth in Figure 4 on page 152 of the article "Molecular Cloning of the Complementary DNA for Human Tumor Necrosis Factor," by Wang, ET AL., SCIENCE, Vol. 228 (April 12, 1985), and any fragment or amino terminal or carboxy terminal variant of such protein, and any protein Homologous to any such protein, variant or fragment, and any polypeptide construct derived from and including a portion of the amino acid sequence above that is developed in the course of work on such sequence, provided that such protein, variant, fragment, Homologous protein or construct has cytostatic or cytotoxic activity. Chemical modifications of any such protein, fragment, variant, Homologous protein and construct are specifically included in the definition, provided they have cytostatic or cytotoxic activity. For the purpose of this definition, a substance that has "cytostatic or cytotoxic activity" shall mean a substance that (a) has IN VITRO cytostatic or cytotoxic activity against at least four discrete human malignant tumor cell lines, (b) causes IN VIVO necrosis of subcutaneous methylcholanthrene-induced murine fibrosarcoma upon systemic or intratumoral administration, and (c) has significantly less IN VITRO cytostatic and/or cytotoxic activity against normal cell lines than against malignant tumor cell lines.

     "IMT-B" shall mean any molecule composed of a monoclonal antibody or fragment thereof that binds preferentially to the surface of one or more human breast cancer cell types rather than to the surfaces of most normal cells, and that is linked to a peptide toxin or fragments thereof, provided that such molecule is preferentially cytotoxic or cytostatic to human breast cancer cells.

     "IMT-O" shall mean any molecule composed of a monoclonal antibody or fragment thereof that binds preferentially to the surface of one or more ovarian cancer cell types rather than to the surfaces of most normal cells, and that is linked to a peptide toxin or fragments thereof, provided that such molecule is cytotoxic or cytostatic to human ovarian cancer cells.

     "HME" shall mean any monoclonal antibody obtained either by hybridoma or recombinant DNA technology or combinations thereof that binds within the core and/or lipid A regions of, and neutralizes the toxic effects caused by, the lipopolysaccharide in or derived from the cell walls of Gram-negative bacteria.

     Note: For purposes of the foregoing definitions, "Homologous," as applied to proteins, shall mean that condition wherein a protein or protein fragment contains consecutive sets of three or more consecutive amino acids, each of which sets matches a unique portion of the amino acid sequence of another protein or protein fragment (such as, for example, IL-2, TNF and CSF-1), and wherein the total number of amino acids in all of such sets equals 70 percent or more of the total amino acids in the protein or fragment, the homologous nature of which is being determined.

                                   SCHEDULE E
                              SUBSTITUTE PRODUCTS
                           [intentionally left blank]

                           SCHEDULE F

                                           Target Marketing
     Planned Product                       Approval Date
     ---------------                       -----------------
     Interleukin-2                         July 31, 1989
     Tumor Necrosis Factor                 July 31, 1990
     Breast Cancer Immunotoxin             January 31, 1991
     Ovarian Cancer Immunotoxin            January 31, 1991
     Colony Stimulating Factor-1           April 30, 1991
     Human Monoclonal Antibodies           October 31, 1990
       Against Endotoxins *
                         ----


-------------------------
* This product will be included only if 15,000 or more Units are sold pursuant to the Prospectus.

                                                               EXHIBIT B TO
                                                               OPTION AGREEMENT
                                                               (ALL OR PART
                                                               STOCK)

                              PURCHASE AGREEMENT

     AGREEMENT made as of the   *   day of    *     ,199__,  by and between
                              -----        --------
Cetus Corporation ("Cetus") and the limited partner of Cetus Healthcare Limited Partnership II, a California limited partnership (the "Partnership") listed on Schedule A hereto (the "Limited Partner").

                                   RECITALS

     A. Pursuant to an Option Agreement, the Limited Partner has granted to Cetus an option (the "Purchase Option") to purchase the Limited Partner's interest in the Partnership.

     B. In accordance with the Option Agreement, Cetus has exercised the Purchase Option and the parties are to execute this Agreement.

     NOW, THEREFORE, the parties agree as follows:

1. DEFINITIONS.

     1.1 "Affiliate" shall mean a corporation or any other business entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the designated party. "Control" shall mean ownership of more than 50 percent of the shares entitled to vote for the election of directors in the case of a corporation and more than 50 percent of the beneficial interests in the case of a business entity other than a corporation.

--------------------------
*    To be dated in accordance with Section 3 of the Option
     Agreement.

     1.2 "Closing Date" shall mean the date on which the Limited Partner actually purchased his or her interest in the Partnership pursuant to a closing.

     1.3 "Combination Product" shall mean a product for the prevention, treatment or mitigation of disease in humans that incorporates any Product with one or more other human therapeutic products that is not a Product.

     1.4  "Common Stock" shall mean shares of Cetus common stock.

     1.5 "Development Contract" shall mean the Development and Clinical Agreement between Cetus and the Partnership dated as of December 1, 1986.

     1.6 "Development Costs" shall mean Cetus' direct and indirect costs, as described on Schedule B, incurred in the development of Products under the Development Contract and, in the case of Substituted Products, after termination of the Development Contract.

     1.7 "Excess Cash" shall mean all cash remaining in the Partnership on the date the Purchase Option is exercised, less reserves for repayment of any Partnership indebtedness and expenses incurred before the date the Purchase Option is exercised.

     1.8  "Europe" shall mean the countries listed on Schedule C hereto.

     1.9 "Interest" shall mean an interest in the Partnership originally purchased for $4,566.50 (or $3,654 in the case of an Individual Retirement Account).

     1.10 "Limited Partner's Fraction" shall mean a fraction, the numerator of which is the original purchase price paid to the Partnership for the Interests owned by the Limited Partner immediately before the exercise of the Purchase Option, and the denominator of which is the total original purchase price paid to the Partnership for the Interests owned by all Limited Partners immediately before the exercise of any purchase option granted by any Limited Partner.

     1.11 "Limited Partners" shall mean all of the limited partners of the Partnership.

     1.12 "Majority in Interest" means Limited Partners holding Interests for which the original purchase price paid to the Partnership exceeded 50 percent of the total original purchase price paid to the Partnership for the Interests held by all Limited Partners on the date the Purchase Option is exercised, excluding the General Partner of the Partnership and Cetus to the extent either or both of them holds Interests on that date.

     1.13 "Major Market Country" shall mean any one of France, Italy, the United Kingdom and West Germany.

     1.14 "Marketing Agreement" shall mean the Manufacturing and Marketing Agreement between Cetus and the Partnership dated as of December 1, 1986.

     1.15 "Net Sales" shall mean the commercial sales in Europe after the date of this Agreement to independent, unrelated parties in bona fide arm's-length transactions, less the following deductions: (i) trade and/or quantity discounts actually allowed and taken in such amounts as are customary in the trade; (ii) commissions paid or allowed to independent brokers and agents; (iii) sales and other excise taxes and duties paid, absorbed or allowed; (iv) license, sublicense or distribution fees payable to third parties (other than to Cetus or Cetus Healthcare Limited Partnership or its partners or any payments to the Limited Partners); (v) amounts billed to cover transportation costs; (vi) three percent of the total amounts invoiced to cover transportation charges, if any such charges are not separately billed; and (vii) amounts repaid or credited by reason of rejections, defects or returns or because of retroactive price reductions, and allowances for bad debts. Any deduction which could fall within more than one of the clauses of this Section 1.15 shall only be counted in one such clause.

     1.16 "Other Income" shall mean (i) periodic payments received by Cetus or any of its Affiliates under any license or sublicense for the sale of any Product in Europe, (ii) front-end fees, distribution fees, prepaid royalties and similar one-time, infrequent or special payments received by Cetus or any of its Affiliates for the sale of a Product in Europe and (iii) Cetus' and its Affiliates' profits arising from any joint venture between Cetus or one of its Affiliates and one or more third parties for the sale of Products in Europe by such third party or joint venture or from any agreement under which Cetus or one of its Affiliates manufactures Products for sale in Europe by a third party at a price in excess of Cetus' or such Affiliates' actual fully burdened manufacturing costs of such Products determined in a manner consistent with generally accepted accounting principles and Cetus' then-current accounting policies. Other Income shall not include any amounts, if any, payable to any third party who is not an Affiliate of Cetus, with respect to any sublicensing or joint venture arrangement involving the Products. Any payment to Cetus or any of its Affiliates which falls within the definition of Other Income shall only be counted as Other Income one time, even if it could, by definition, fall within more than one clause of this Section 1.16. Any payment included in Net Sales shall not be included in Other Income.

     1.17 "Partnership Funds" shall mean the amounts paid by the Partnership to Cetus under the Development Contract.

     1.18 "Planned Product" shall mean one of the products listed and described on Schedule D hereto.

     1.19 "Product" shall mean a Planned Product or a Substitute Product.

     1.20 "Prospectus" shall mean the prospectus of the Partnership pursuant to which Interests were sold to the public.

     1.21 "Substitute Product" shall mean a product substituted for a Planned Product in accordance with Section 3.4(b) of the Development Contract and listed and described by the General Partner as a Substitute Product on Schedule E.

2.   PURCHASE AND SALE OF PARTNERSHIP INTEREST.

     Cetus hereby purchases, and the Limited Partner hereby sells to Cetus, all of the Limited Partner's Interests in the Partnership.

3. PURCHASE PRICE; PAYMENT.

     The purchase price for the Limited Partner's Interests shall consist of a lump sum payment and installment payments as follows:

     3.1 LUMP SUM PAYMENT. A lump sum payment, which consists of all Common Stock or half Common Stock and half cash pursuant to the election made by the Limited Partner or his predecessor in the manner described in the Prospectus, shall be paid as follows:

         (a) If the Limited Partner (or his predecessor) elected to receive a lump sum payment consisting entirely of Cetus Common Stock (except for fractional shares as provided in subparagraph (c)(iv)), a total of __________(1) shares of Common Stock, as such number of shares may be adjusted in accordance with subsection (c) below. Such shares of Common Stock shall be deliverable upon receipt by Cetus from the Limited Partner of an original of this Agreement executed by the Limited Partner; or

         (b) If the Limited Partner (or his predecessor) elected to receive a lump sum payment half in cash and half in stock,

------------------------
(1) This number will be inserted by Cetus and will be the number of whole shares per Interest owned by the Limited Partner equal to the greater of (a) 100 shares or (b) the number of shares equal to $2,250 divided by the average of the last sale price of the Common Stock as quoted on NASDAQ for the period from March 2, 1987 to March 13, 1987.

     a total payment consisting of $1,125 per Unit in cash and __________(2) shares of Common Stock, as such number of shares may be adjusted in accordance with subsection (c) below. Such shares shall be deliverable and such payment shall be payable upon receipt by Cetus from the Limited Partner of an original of this Agreement executed by the Limited Partner.

         (c) The number of shares of Common Stock to be delivered to the Limited Partner pursuant to subsection (a) or (b) above shall be adjusted as set forth below:

                  (i) STOCK DIVIDENDS. If the number of shares of Common Stock outstanding at any time after the Closing Date until the date hereof shall have been increased by a stock dividend payable in shares of Common Stock, or by a subdivision or split-up of shares of Common Stock, then, immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up (in either case, if such record date or effective date is between the Closing Date and the date hereof), as the case may be, the number of shares of Common Stock to be delivered pursuant to subsection (a) or (b) above shall be appropriately increased so that the Limited Partner thereafter shall be entitled to receive the number of shares of Common Stock that the Limited Partner would have owned immediately

-------------------
(2)  One half the number of shares calculated under footnote 1 above.

         following such action had the Purchase Option been exercised by Cetus immediately prior to such record date.

                  (ii) COMBINATION OF SHARES. If the number of shares of Common Stock outstanding at any time after the Closing Date until the date hereof shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination (if such effective date is after the Closing Date and before the date hereof), the number of shares of Common Stock to be delivered to the Limited Partner pursuant to subsection (a) or (b) above shall be appropriately decreased so that the Limited Partner shall be entitled to receive the number of shares of Common Stock that the Limited Partner would have owned immediately following such action had the Purchase Option been exercised by Cetus immediately prior to such event.

                  (iii) REORGANIZATION, ETC. If any capital reorganization of Cetus, or any reclassification of the Common Stock, or any consolidation of Cetus with or merger of Cetus with or into any other person, or any sale, lease or other transfer of all or substantially all of the assets of Cetus to any other person, or the PRO RATA distribution of any debt securities to the holders of Common Stock in respect of the Common Stock, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then the Limited Partner shall have the right to receive, upon exercise of the Purchase Option, the kind and amount of stock, securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of the number of shares of Common
          Stock that the Limited Partner would have been entitled to receive pursuant to subparagraph (a) or (b) above had the Purchase Option been exercised by Cetus immediately prior to such reorganization, reclassification, consolidation, merger or sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this subsection (iii).

                  (iv) FRACTIONAL SHARES. No fractional shares of Common Stock or scrip shall be issued to the Limited Partner as part of the stock payment provided in subparagraph (a) or (b) above. Instead of any fractional shares of Common Stock that would otherwise be issuable to the Limited Partner, Cetus shall pay to the Limited Partner a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the closing price of the Common Stock as quoted on NASDAQ as of the date of this Agreement.

          (d) The value of the stock (determined as set forth in paragraph (e) below) and the amount of cash, if any, paid to the Limited Partner as the lump sum payment under Section

     3.1(a) or 3.1(b) (in each case including any payment under subparagraph
     (c)(iv) above) shall be credited against all payments due, or that may become due, under the remainder of this Agreement until the full amount of the lump sum payment has been credited; provided, however, that the total credit taken under this Section 3.1 for any calendar quarter shall not exceed (i) for the cash portion of such lump sum payment, nine percent of the payments otherwise due under this Agreement for such quarter (before taking account of any credits allowed or taken under this Agreement) and (ii) for the stock portion of such lump sum payment, eighteen percent of the payments otherwise due under this Agreement for such quarter (before taking account of any credits allowed or taken under this Agreement) multiplied by a fraction, the numerator of which is the product of (x) the average of the last sale price of the Common Stock as quoted on NASDAQ for the fifteen trading days immediately preceding the date hereof and (y) the number of shares of stock received hereunder, and the denominator of which is $2,250 multiplied by the number of Units being purchased from the Limited Partner.

         (e) For purposes of subsection 3.1(d), the value of the stock paid under subsection 3.1(a) or 3.1(b) shall be determined by multiplying the number of whole shares delivered to the Limited Partner (as determined in accordance with Footnote 1 above) by the average of the last sale price of the

     Common Stock as quoted on NASDAQ on the 15 trading days preceding the date on which the Purchase Option is exercised.

     3.2 ADDITIONAL PAYMENTS. The Limited Partner's Fraction of the following payments:

         (a)  PLANNED PRODUCTS.

                  (i) ______ (3) percent of the Net Sales of the Products by Cetus and its Affiliates from and after the date of this Agreement; and

                  (ii) on a Planned Product-by-Planned Product basis, and to the extent not included in clause (i) above, the lesser of (x) fifty percent of any Other Income received by Cetus and its Affiliates in respect of the Planned Product from and after the date of this Agreement and (y)________ (3) percent of the Net Sales of the Product by any party other than Cetus or its Affiliates.

         (b) SUBSTITUTE PRODUCTS. A payment equal to the product of the percentage set forth below, multiplied by a fraction, the numerator of which is the total Partnership Funds paid under the Development Contract with respect to the Substitute Product and the Planned Product for which the Substitute Product was substituted under the Development Contract (and any intervening Substitute Product), and the denominator of which is the total Partnership Funds paid under the Development Contract with respect to the Planned Product for which the Substitute Product was substituted (and any

--------------------------------
(3)  To be inserted by Cetus in accordance with Schedule 2 to the Option
     Agreement.

     intervening Substitute Product) plus 40 percent of the total funds spent on the Substitute Product and any intervening Substitute Product through regulatory and pricing approval in a Major Market Country, in each case through the period for which the payments are being calculated.

                  (i) _______ (4) percent of the Net Sales by Cetus and its Affiliates of the Substitute Products from and after the date of this Agreement; and

                  (ii) on a Substitute Product-by-Substitute Product basis, and to the extent not included in clause (i) above, the lesser of (x) fifty percent of any Other Income received by Cetus and its Affiliates in respect of the Substitute Products from and after the date of this Agreement and (y) _______ (4) percent of the Net Sales of the Product by any party other than Cetus or its Affiliates.

         (c) OTHER PAYMENTS. Cetus shall also pay to the Limited Partner, at the same time as otherwise would have been payable under the Marketing Agreement, in respect of activities up to the date on which the Purchase Option was exercised, an amount equal to the Limited Partner's Fraction of (i) any payments not previously made that were due (and unpaid) on the date the Purchase Option was exercised or which thereafter became due to the Partnership under the Marketing Agreement and (ii) any Excess Cash.

----------------------------
(4)  To be inserted by Cetus in accordance with Schedule 2 to the Option
     Agreement.

     3.3 DESIGNATED PAYMENTS. Notwithstanding anything else contained in this Agreement, the Limited Partner shall not be entitled to any of the types of payments described in Section 3.2 to the extent that such payments are designated and used on or after the payment date for research, development, testing or obtaining regulatory approvals of any Product.

     3.4 CERTAIN UNITED STATES PAYMENTS. Notwithstanding the provisions of Section 3.2, but subject to Section 3.3, beginning on the date set forth on Schedule F opposite each Planned Product, payments shall be made to the Limited Partner with respect to such Planned Product in an amount equal to the Limited Partner's Fraction of two percent of net sales (defined as in Section 1.15 without reference to Europe) of the Planned Product by Cetus and its Affiliates in the United States. Notwithstanding any other provision of this Agreement, the payments described in this Section 3.4 shall be made until such time as the Limited Partner has received, in the aggregate, payments from the Partnership and Cetus totalling $5,000 per Interest. Thereafter, no payments shall be due under this Section 3.4 and Cetus shall be entitled to a credit in accordance with Section 3.6(a).

     3.5 COMBINATION PRODUCTS. Notwithstanding Sections 3.2 and 3.4, if any Product on which payment is due hereunder is part of a Combination Product, the amount due hereunder to the Limited Partner in respect of the Combination Product shall be prorated on the basis of the relative values of the various component products of the Combination Product, in each case taking into consideration, without limitation, relative cost of goods, relative sales prices if the components were sold separately, incremental therapeutic value of each component, relative prices of products competitive with the various components and relative profit margins of the various components if sold separately. If a Majority in Interest of the Limited Partners disagree with any proration by Cetus, the matter shall be submitted to arbitration in accordance with Section 9 hereof.

     3.6 CREDITS AGAINST PAYMENTS DUE.

         (a) Beginning on the date on which no further payments are due under Section 3.4, Cetus shall be entitled to a credit against all payments thereafter due under this Agreement, until the full amount paid under Section
3.4 and the Limited Partner's Fraction of any amounts paid under Section 6 of the Marketing Agreement (to the extent such amounts have not been paid to Cetus under Section 5.2(a) of the Marketing Agreement) has been so credited; provided, however, that the total credit taken under this Section 3.6(a) in any calendar quarter shall not exceed ten percent of the payments otherwise due under this Agreement for such quarter (before taking account of any credits taken or allowed under this Agreement).

         (b) To the extent that Cetus funds any cost overruns under
Section 5.2 of the Development Contract for which it has not been paid in accordance with Section 5.2(b) of the Marketing Agreement, Cetus shall be entitled to a credit against amounts otherwise due under this Agreement in an amount equal to the

Limited Partner's Fraction multiplied by 40 percent of such Cetus-funded cost overruns, until the Limited Partner's Fraction of 40 percent of such Cetus-funded cost overruns has been credited in full.

         (c) Notwithstanding the foregoing, the total credit taken by Cetus in respect of any calendar quarter under Sections 3.6(a) and (b) and Sections
3.1 shall not exceed 25 percent of the amounts otherwise payable to the Limited Partner for such calendar quarter (before taking account of any credits taken or allowed under this Agreement). Any excess shall be carried over from quarter to quarter until such excess has been credited in full in accordance with this Section 3.6(c).

     3.7 INTEREST. The parties agree that a portion of each payment received under Sections 3.2(a) and (b) and Section 3.4 shall be interest at the minimum applicable statutory rate necessary to avoid imputed interest or original issue discount for federal income tax purposes.

     3.8 REDUCTION IN PAYMENT RATES. Notwithstanding any other provision of this Section 3, if and when the aggregate of all payments to the Limited Partner (and his assignees) made under this Agreement and as distributions from the Partnership equal $10,000 for each Interest sold to Cetus hereunder, the payment rates under Section 3.2(a)(i), Section 3.2(a)(ii)(y), Section 3.2(b)(i) and Section 3.2(b)(ii)(y) shall be reduced by 25 percent; and if and when the aggregate of all payments to the Limited Partner (and his assignees) made under this Agreement and as distributions from the

Partnership equal $20,000 for each Interest sold to Cetus hereunder, the then-applicable payment rates under the sections described above shall be reduced to 50 percent of the original payment rates under those sections. For purposes of this Section 3.8 only, if the Limited Partner received all Common Stock as a lump sum payment under Section 3.1, that Common Stock shall be treated as $2,250 in cash per Unit in order to determine the aggregate payments from the Partnership and Cetus; if the Limited Partner received half Common Stock, that stock will be treated as $1,125 in cash per Unit for such purpose. This Section 3.8 will not apply if less than $68,497,500 in Interests was sold by the Partnership.

4. TERM OF PAYMENTS.

     The obligation to make payments under this Agreement in respect of any Product in any country shall continue with respect to Net Sales made and Other Income received through December 31, 2005.

5. ACCOUNTING.

     Within 90 days after the close of each calendar quarter during the term of this Agreement, Cetus shall render an accounting to the Limited Partner with respect to all payments due and all credits taken for such quarter. Such report shall indicate for such calendar quarter the amount of Net Sales and Other Income in respect of each Product on which payments are due hereunder; provided, however, that if Cetus shall not have received from any licensee or sublicensee a report of such sales, then such sales may be included in the next quarterly report. In addition, Cetus will provide the Limited Partner with a brief summary of the manner in which payments have been prorated under Section 3.5. In case no payment is due for any calendar quarter, Cetus shall so report. Cetus shall keep accurate records in sufficient detail to enable the payments due hereunder to be determined.

6. TIME AND CURRENCY OF PAYMENT.

     6.1 PAYMENTS. Payments shown by each calendar quarter report to have accrued shall be due and payable on the date such report is due and shall be paid in United States dollars. Any and all taxes due or payable on such payments or with respect to the remittance thereof, and required by law to be withheld and paid by Cetus, shall be deducted from such payments and shall be paid by Cetus to the proper taxing authorities; provided, however, that any withholding taxes required to be withheld and paid in any European country shall be the sole responsibility of, and shall be paid by, Cetus and shall not be deducted from amounts otherwise due. The rate of exchange to be used in computing the amount of the United States dollars due in satisfaction of payment obligations with respect to foreign countries shall be the rate normally used by Cetus under generally accepted accounting principles. Settlement of payment obligations shall be made by check.

     6.2 LATE PAYMENTS. Any payments due hereunder that are not made when due shall bear interest at the lesser of ten percent per annum or the maximum rate as may be allowed by law.

7. PATENT INFRINGEMENT.

     7.1 INFRINGEMENT BY THIRD PARTIES. If a third party infringes any European patent covering any Product, Cetus shall have the sole right, at its own expense, to bring legal action to restrain such infringement and for damages. The parties hereto shall share in any recovery in respect of infringement of European patents from any such action as follows: (i) first, 100 percent to Cetus to the extent of its costs and expenses (including any expenses incurred in connection with such action during the term of the Marketing Agreement and not paid by the Partnership thereunder), including attorneys' fees, of such portions of the action as relate to European patents and (ii) thereafter, to the Limited Partner in an amount equal to the Limited Partner's Fraction of the remainder of such recovery multiplied by the payment rate then in effect with respect to Cetus' Net Sales of Products. The remainder shall belong to Cetus.

     7.2 INFRINGEMENT BY CETUS. During the term of this Agreement, Cetus will defend any suit, action or proceeding against Cetus alleging that the manufacture, use or sale of any Product in Europe infringes any European patent of a third party. Cetus shall pay all (i) the expenses (including attorneys' fees and costs) incurred by Cetus in connection with any such suit, action or proceeding, (ii) all damages and costs awarded against Cetus as the result of any such suit, action or proceeding and (iii) the amount of any settlement of any such suit, action or proceeding. To the extent that Cetus incurs any costs or expenses or makes any such payments under this Section 7.2, the Limited Partner's Fraction of one-half of such costs and expenses shall be credited against payments otherwise due to the Limited Partner under this Agreement. In addition, to the extent that Cetus incurs any costs and expenses under Section 11.2 of the Marketing Agreement which may be, but have not been, repaid to Cetus thereunder as of the date of this Agreement, the Limited Partner's Fraction of such remaining uncredited costs and expenses shall be credited hereunder. The foregoing credits together may not exceed, in the aggregate, 15 percent of amounts otherwise due under this Agreement for any quarter (before taking account of any credits taken or allowed under this Agreement), and any excess shall be carried over from quarter to quarter until fully credited. Any credits taken under this Section 7.2 shall not be subject to or included in the provisions of Section 3.6(c).

8. EFFECTIVE DATE AND TERM.

     This Agreement will become effective on the day and year first above written in accordance with Section 3 of the Option Agreement and shall remain in full force and effect until December 31, 2005.

9. ARBITRATION.

     9.1 DISPUTES. If any dispute arises out of this Agreement, the parties will endeavor to settle such dispute amicably. The Limited Partner acknowledges that this Agreement is substantially similar to the agreements between Cetus and the other limited partners of the Partnership. The Limited Partner agrees that if any dispute arises under this Agreement, the Limited Partner will confer with the other Limited Partners and will agree to settle such dispute in such manner as may be agreed to by a Majority in Interest of the Limited Partners. The Limited Partner agrees to be bound by any such settlement.

     9.2 ARBITRATION. If the parties shall fail to settle any dispute in accordance with Section 9.1, such dispute shall be finally settled by arbitration conducted in San Francisco, California in accordance with the then existing rules of the American Arbitration Association, subject to
Section 9.3, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the case of any such arbitration, a representative (the "Representative") shall be appointed by a Majority in Interest of the Limited Partners. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in Section 10 shall be valid and sufficient.

     9.3 ARBITRATORS. In any arbitration pursuant to Section 9.1, the award shall be rendered by a majority of the members of a board of arbitration consisting of three members, all of whom will be appointed by Cetus and the Representative jointly or, if Cetus and the Representative cannot agree as to three arbitrators within 30 days after commencement of the arbitration proceeding, one arbitrator shall be appointed by each of them within 45 days after the commencement of the arbitration proceeding, and the third shall be appointed by mutual agreement of the two appointed arbitrators. In the event of failure of said two arbitrators to agree upon the third arbitrator within 75 days after commencement of the arbitration proceeding, the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. Notwithstanding the foregoing, if Cetus or the Representative shall fail to appoint an arbitrator within the specified time period, such arbitrator as well as the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. For the purposes of this Section 9.3 the "commencement of the arbitration proceeding" shall be deemed to be the date upon which a written demand for arbitration is received by one party from the other. The decision of the Representative shall be final and binding on each Limited Partner.

10. NOTICES.

     Any notice, payment or other communication required or permitted to be given hereunder shall be given in writing and shall be delivered by hand or by registered or certified mail, postage prepaid and return receipt requested, addressed to the Limited Partner at the address set forth on Schedule A hereto and to Cetus at the address set forth below, or such other address as may be designated by either party by notice pursuant to this
Section 10.

If to Cetus:   Cetus Corporation
               1400 Fifty-Third Street
               Emeryville, California 94608
               Attention: President

Any notice given in conformity with this Section 10 shall be deemed to be effective when received by the addressee, if delivered by hand, and five days after mailing, if mailed. The Limited Partner will notify Cetus in writing of any change of address of the Limited Partner, and Cetus shall be entitled to rely on the last address so given in making payments hereunder.

11.  NASADAQ.

     Whenever the price of Common Stock is to be determined under this Agreement by reference to prices quoted on NASDAQ, if the Common Stock is at the relevant time not quoted on NASDAQ, then, if the Common Stock is listed on a national stock exchange, the price shall be determined with reference to the closing price of the Common Stock on such exchange on the relevant days. If the Common Stock is not quoted on NASDAQ or listed on a national stock exchange, the lump sum payment to be made under Section 3.1 hereof will be $2,250 in cash per Interest, and all references to Cetus Common Stock will be deemed deleted.

12. COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute this Agreement.

13. GOVERNING LAW; CHOICE OF FORUM.

     This Agreement shall be governed by and construed in accordance with the laws of the state of California as applied between residents of that state entering into contracts wholly to be performed in that state. The parties agree that any dispute arising in connection with this Agreement shall be resolved in the state or federal courts located in San Francisco, California.

14. VALIDITY OF PROVISIONS, SEVERABILITY.

     If any provision of this Agreement is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, (a) such provision will be deemed amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable unless it cannot be so amended without materially altering the intention of the parties, in which event it will be stricken,
(b) the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction, and (c) the remainder of this Agreement will remain in full force and effect.

15. AMENDMENTS.

     No amendment, modification or addition hereto shall be effective or binding unless set forth in writing and executed by a duly authorized representative of each party.

16. ASSIGNMENT.

     Cetus may not assign its rights hereunder without the prior written consent of a Majority in Interest of the Limited Partners, which consent shall not be unreasonably withheld, except to a person or entity (i) with which Cetus is merged or consolidated or which purchases all or substantially all of its assets or (ii) which purchases or licenses all or substantially all of Cetus' rights to the Products in Europe, and, in either case, which assumes in writing all of Cetus' obligations hereunder. Any consent of a majority in interest of the Limited Partners shall be binding on the Limited Partner, whether or not the Limited Partner in fact consented.

17. BINDING ON SUCCESSORS.

     This Agreement shall be binding on, and shall inure to the benefit of, all successors and assigns of the parties, including, without limitation, in the case of Cetus, any person or entity which acquires all or substantially all of the assets of Cetus.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                         CETUS CORPORATION

                                         By:
                                            ------------------------------
                                                  Vice President


                                            ------------------------------
                                                 (Limited Partner)

                                    SCHEDULE A

     Limited Partner                           Number and Purchase
     Name and Address                          Price of Interests
     ----------------                          -------------------



                                  SCHEDULE B

      Development costs mean all direct and indirect costs incurred by Contractor in performing under this Agreement as determined in accordance with generally accepted accounting principles and accounting policies of Contractor applied on a consistent basis.

     Such costs will include without limitation:

          (i)   Salaries and wages

         (ii)   Employee benefits

                -- Medical insurance

                -- Payroll taxes

                -- Incentives

        (iii)   Personnel expenses

                -- Travel

                -- Professional development

                -- Recruitment and relocation

         (iv)   Consultants, collaboration, honorarium and donation expenses

          (v)   Outside purchased services

         (vi)   Supplies

                -- Laboratory supplies

                -- Chemicals

                -- Glassware

                -- Office supplies

        (vii)   Regulatory and clinical costs in the United States and Europe

       (viii)   Licensing costs

         (ix)   Facilities and equipment related expenses

          (x)   Data processing costs

         (xi)   Insurance

            (xii) Depreciation and amortization of capital and intangible assets

           (xiii) Patent and patent application costs (excluding patent litigation costs)

            (xiv)    Sales and use taxes

             (xv)    Periodic lease payments

     In determining costs allocable to this Agreement, the Contractor will employ the following accounting policies:

                  (i) Direct research and development program charges are any costs charged directly to the Product Development Programs. Labor and benefits are charged based on the actual time spent by an employee working on the program. Other direct expenses are charged to programs as incurred.

                  (ii) Direct and indirect manufacturing costs of producing material and clinical samples utilized in the Product Development Programs are charged based on utilization of the production facilities.

                  (iii) Indirect program charges are costs allocated to the Product Development Programs through an overhead rate applied to direct labor dollars consistent with Contractor's operations. Such indirect charges are costs not directly charged to a research and development program or directly to manufacturing costs.

                                    SCHEDULE C


                                    EUROPE

           Andorra
           Austria
           Belgium
           Denmark
           Finland
           France
           Gibraltar
           Greece
           Iceland
           Ireland
           Italy
           Liechtenstein
           Luxembourg
           Malta
           Monaco
           Netherlands
           Norway
           Portugal
           San Marino
           Spain
           Sweden
           Switzerland
           United Kingdom
           West Germany

                                     SCHEDULE D
                                  Planned Products

Interleukin-2 (IL-2)
Tumor Necrosis Factor (TNF)
Breast Cancer Immunotoxin (IMT-B)
Ovarian Cancer Immunotoxin (IMT-0)
Colony Stimulating Factor-1 (CSF-1)
Human Monoclonal Antibodies Against Endotoxins (HME)*

     "IL-2" shall mean any protein, whether or not glycosylated, with the amino acid sequence set forth in Figure 15b of U.S. Patent #4,518,584 entitled "Human Recombinant Interleukin-2 Muteins" and granted May 21, 1985, to D. Mark, ET AL., and any fragment or amino terminal or carboxy terminal variant of such protein, and any protein Homologous to any such protein, variant or fragment, and any polypeptide construct derived from and including a portion of the amino acid sequence above that is developed in the course of work on such sequence, provided that such protein, variant, fragment, Homologous protein or construct has T-cell growth and immunostimulatory activity. Chemical modifications of any such protein, fragment, variant, Homologous protein or construct are specifically included in the definition, provided they have T-cell growth and immunostimulatory activity. For the purpose of this definition, a substance that has "T-cell growth and immunostimulatory activity" shall mean a substance that (a) stimulates proliferation of antigen or mitogen stimulated T-cells, (b) activates mononuclear cells to kill natural killer cell-resistant human tumor cell lines, and (c) augments natural killer cell activity.

     "CSF-1" shall mean any protein, whether or not glycosylated, with the deduced amino acid sequence set forth in Figure 5 on page 295 of the article "Molecular Cloning of a Complementary DNA Encoding Human Macrophage-Specific Colony-Stimulating Factor (CSF-1)," by Kawasaki, ET AL., SCIENCE, Vol. 230 (October 18, 1985), and any fragment or amino terminal or carboxy terminal variant of such protein, and any protein Homologous to any such protein, variant or fragment, and any polypeptide construct derived from and including a portion of the amino acid sequence above that is developed in the course of work on such sequence, provided that such protein, variant, fragment, Homologous protein or construct has proliferative and differentiation activity. Chemical modifications of any such protein, fragment, variant, Homologous protein or construct are specifically included in the definition, provided they have proliferative and differentiation activity. For the purpose of this definition, a substance that has "proliferative and differentiation activity" shall mean a substance that (a) stimulates the growth and differentiation of mononuclear phagocytes


-----------------------
* This product will be included only if $15,000 or more Units are sold pursuant to the Prospectus.

from undifferentiated bone marrow progenitor cells, and (b) increases production of alpha or beta interferon, tumor necrosis factor or myeloid colony stimulating activity from incubated human blood monocytes.

     "TNF" shall mean any protein, whether or not glycosylated, with the amino acid sequence set forth in Figure 4 on page 152 of the article "Molecular Cloning of the Complementary DNA for Human Tumor Necrosis Factor," by Wang, ET AL., SCIENCE, Vol. 228 (April 12, 1985), and any fragment or amino terminal or carboxy terminal variant of such protein, and any protein Homologous to any such protein, variant or fragment, and any polypeptide construct derived from and including a portion of the amino acid sequence above that is developed in the course of work on such sequence, provided that such protein, variant, fragment, Homologous protein or construct has cytostatic or cytotoxic activity. Chemical modifications of any such protein, fragment, variant, Homologous protein and construct are specifically included in the definition, provided they have cytostatic or cytotoxic activity. For the purpose of this definition, a substance that has "cytostatic or cytotoxic activity" shall mean a substance that (a) has IN VITRO cytostatic or cytotoxic activity against at least four discrete human malignant tumor cell lines, (b) causes IN VIVO necrosis of subcutaneous methylcholanthrene-induced murine fibrosarcoma upon systemic or intratumoral administration, and (c) has significantly less IN VITRO cytostatic and/or cytotoxic activity against normal cell lines than against malignant tumor cell lines.

     "IMT-B" shall mean any molecule composed of a monoclonal antibody or fragment thereof that binds preferentially to the surface of one or more human breast cancer cell types rather than to the surfaces of most normal cells, and that is linked to a peptide toxin or fragments thereof, provided that such molecule is preferentially cytotoxic or cytostatic to human breast cancer cells.

     "IMT-O" shall mean any molecule composed of a monoclonal antibody or fragment thereof that binds preferentially to the surface of one or more ovarian cancer cell types rather than to the surfaces of most normal cells, and that is linked to a peptide toxin or fragments thereof, provided that such molecule is cytotoxic or cytostatic to human ovarian cancer cells.

     "HME" shall mean any monoclonal antibody obtained either by hybridoma or recombinant DNA technology or combinations thereof that binds within the core and/or lipid A regions of, and neutralizes the toxic effects caused by, the lipopolysaccharide in or derived from the cell walls of Gram-negative bacteria.

     Note: For purposes of the foregoing definitions, "Homologous," as applied to proteins, shall mean that condition wherein a protein or protein fragment contains consecutive sets of three or more consecutive amino acids, each of which sets matches a unique portion of the amino acid sequence of another protein or protein fragment (such as, for example, IL-2, TNF and CSF-1), and wherein the total number of amino acids in all of such sets equals 70 percent or more of the total amino acids in the protein or fragment, the homologous nature of which is being determined.

                                SCHEDULE E

                           Substitute Products

                        (intentionally left blank]

                                 SCHEDULE F


                                              Target Marketing
     Planned Products                          Approval Date
     ----------------                         ----------------
     Interleukin-2                            July 31, 1989
     Tumor Necrosis Factor                    July 31, 1990
     Breast Cancer Immunotoxin                January 31, 1991
     Ovarian Cancer Immunotoxin               January 31, 1991
     Colony Stimulating Factor-1              April 30, 1991
     Human Monoclonal Antibodies              October 31, 1990
          Against Endotoxins*

-------------------------------
* This product will be included only if $15,000 or more Units are sold pursuant to the Prospectus.